CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,993,300	$347.52

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated July 26, 2011 (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011) Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-169119

$2,993,300 Barclays Bank PLC Trigger Return Optimization Securities
Linked to a Basket of Exchange-Traded Funds due July 31, 2014

Investment Description

Trigger Return Optimization Securities (the “Securities”) are unsubordinated and unsecured debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of a weighted basket (the “Underlying Basket”) of exchange-traded funds (each exchange-traded fund, a “Basket Equity”). If the Basket Return is positive, the Issuer will repay your principal amount at maturity plus pay a return equal to the Multiplier of 2 multiplied by the Basket Return, up to the Maximum Gain of 38.75%. If the Basket Return is zero or negative and the Basket Ending Level is equal to or greater than the Trigger Level (75% of the Basket Starting Level), the Issuer will repay your principal amount at maturity. However, if the Basket Ending Level is less than the Trigger Level, you will be exposed to the full decline in the Underlying Basket and the Issuer will repay less than the full principal amount, if anything, resulting in a loss that is proportionate to the negative Basket Return. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. The contingent repayment of principal applies only at maturity. Any payment on the Securities, including any contingent repayment of principal, is subject to the creditworthiness of the Issuer and is not, either directly or indirectly, an obligation of any third party. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑	Enhanced Growth Potential: At maturity, the Securities enhance any positive returns of the Underlying Basket, up to the Maximum Gain. If the Basket Return is negative, investors may be exposed to the full decline in the Underlying Basket at maturity.
❑	Contingent Repayment of Principal at Maturity: If the Basket Return is zero or negative and the Basket Ending Level is equal to or greater than the Trigger Level, the Issuer will repay the principal amount at maturity. However, if the Basket Ending Level is less than the Trigger Level, meaning the Basket Return is less than -25%, the Issuer will repay less than the full principal amount, if anything, resulting in a loss to investors that is proportionate to the negative Basket Return. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any contingent repayment of principal, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date:	July 26, 2011
Settlement Date:	July 29, 2011
Final Valuation Date[1]:	July 25, 2014
Maturity Date[1]:	July 31, 2014

[1]	Subject to postponement in the event of a market disruption event as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds Comprised of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-8 AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Trigger Return Optimization Securities linked to a weighted basket of exchange-traded funds consisting of (i) SPDR® S&P 500® ETF Trust (“SPY”), (ii) iShares® MSCI EAFE Index Fund (“EFA”), and (iii) iShares® MSCI Emerging Markets Index Fund (“EEM”). The return on the Securities is subject to, and will not exceed, the predetermined Maximum Gain or the corresponding maximum payment at maturity per $10.00 Security. The Securities are offered at a minimum investment of $1,000, or 100 Securities, at $10 per Security and integral multiples of $10 in excess thereof.

Underlying Basket	Basket Weightings	Maximum Gain	Maximum Payment Maturity per at $10 Security	Basket Starting Level	Trigger Level	CUSIP/ISIN

A weighted basket comprised of (i) SPDR® S&P 500® ETF Trust (“SPY”), (ii) iShares® MSCI EAFE Index Fund (“EFA”), and (iii) iShares® MSCI Emerging Markets Index Fund (“EEM”)	With respect to SPY: 30%; EFA: 30%; and EEM: 40%	38.75%	$13.875	100	75, which is 75% of the Basket Starting Level	06741K197/ US06741K1979

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011 and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any Securities after the initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Underwriting Discount	Proceeds to Barclays Bank PLC

Per Security	$10.00	$0.25	$9.75

Total	$2,993,300	$74,832.50	$2,918,467.50

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated August 31, 2010: http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

t	Prospectus supplement dated May 27, 2011: http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Return Optimization Securities linked to a Basket of Exchange-Traded Funds that are offered hereby, unless the context otherwise requires.

Investor Suitability

The Securities may be suitable for you if:

t	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t	You can tolerate a loss of all or a substantial portion of your investment, and you are willing to make an investment that may have the same downside market risk as an investment in the Underlying Basket.

t	You believe the Underlying Basket will appreciate over the term of the Securities and that any such appreciation is unlikely to exceed the Maximum Gain of 38.75%.

t	You understand and accept that your potential return is limited to the Maximum Gain, and you are willing to invest in the Securities based on the Maximum Gain of 38.75%.

t	You do not seek current income from this investment, and you are willing to forgo any dividends paid on the Basket Equities and the component stocks of the Basket Equities.

t	You are willing and able to hold the Securities to maturity, a term of 3 years, and accept that there may be little or no secondary market for the Securities.

t	You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities, including any repayment of principal.

The Securities may not be suitable for you if:

t	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t	You require an investment designed to provide a full return of principal at maturity.

t	You cannot tolerate the loss of some or all of your initial investment and are not willing to make an investment that may have the same downside market risk as an investment in the Underlying Basket.

t	You believe that the Underlying Basket will depreciate over the term of the Securities and the Basket Ending Level is likely to be below the Trigger Level, or you believe the Underlying Basket will appreciate over the term of the Securities by more than the Maximum Gain.

t	You seek an investment that has unlimited return potential without a cap on appreciation, or you are unwilling to invest in the Securities based on the Maximum Gain of 38.75%.

t	You seek current income from this investment, or you would prefer to receive any dividends paid on the Basket Equities or the component stocks of the Basket Equities.

t	You are unable or unwilling to hold the Securities to maturity, a term of 3 years, or you seek an investment for which there will be an active secondary market.

t	You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities, for any payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-8 of this pricing supplement as well as the “Risk Factors” beginning on page S-6 of the prospectus supplement for risks related to an investment in the Securities.

Final Terms[1]

Issuer:	Barclays Bank PLC

Issue Price:	$10.00 per Security

Term:	3 years

Reference Asset:[2]	The Securities are linked to a weighted basket comprised of (i) SPDR® S&P 500® ETF Trust (“SPY”), (ii) iShares® MSCI EAFE Index Fund (“EFA”), and (iii) iShares® MSCI Emerging Markets Index Fund (“EEM”) (each a “Basket Equity” and collectively, the “Underlying Basket”).

Basket Weightings:	With respect to: (i) SPY: 30%; (ii) EFA: 30%; and (iii) EEM: 40%.

Payment at Maturity (per $10.00):
  If the Basket Return is positive, the Issuer will repay the principal amount plus pay a return equal to the Basket Return multiplied by the Multiplier, but no more than the Maximum Gain. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:

  $10 + [$10 × the lesser of (a) Basket Return × Multiplier and (b) the Maximum Gain]

  If the Basket Return is zero or negative and the Basket Ending Level is equal to or greater than the Trigger Level, the Issuer will repay the full principal amount at maturity of $10.00 per $10 principal amount Security.

  If the Basket Return is negative and the Basket Ending Level is less than the Trigger Level, meaning the Basket Return is less than -25%, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a loss to investors that is proportionate to the depreciation of the Underlying Basket over the term of the Securities. Accordingly, the payment at maturity per $10 principal amount Security would be calculated as follows:

  $10 + [$10 x Basket Return]

If the Basket Ending Level is below the Trigger Level, your principal is fully exposed to any decline in the Underlying Basket and you will lose some or all of your investment at maturity.

Multiplier:	2

Maximum Gain:	38.75%

Basket Return:	Basket Ending Level – Basket Starting Level Basket Starting Level

Basket Starting Level:	100

Basket Ending Level:	On the Final Valuation Date, the Basket Ending Level will be calculated as follows:

100 × [1 + (SPY return x 30%) + (EFA return × 30%) + (EEM return × 40%)]

The returns set forth in the formula above (i.e. SPY return, EFA return, and EEM return) reflect the performance of the Basket Equities as described under “Basket Equity Return” below.

Basket Equity Return:	With respect to each Basket Equity, the percentage change from the Equity Starting Price to the Equity Ending Price, calculated as follows:
Equity Ending Price-Equity Starting Price Equity Starting Price

Equity Starting Price:	With respect to SPY, $133.36; with respect to EFA, $60.16; and with respect to EEM, $47.69, each of which is the closing price for the respective Basket Equity on the Trade Date.

Equity Ending Price:	With respect to each Basket Equity, the closing price for such Basket Equity on the Final Valuation Date.

Trigger Level:	75, which is 75% of the Basket Starting Level

1	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2	For a description of adjustments that may affect the reference asset, see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” in the prospectus supplement.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF BARCLAYS BANK PLC. IF BARCLAYS BANK PLC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Hypothetical Return Table and Examples at Maturity

The examples and table below illustrate the payment at maturity for a $10.00 Security based on the terms set forth below. The Equity Ending Prices and Basket Ending Level will be determined on the Final Valuation Date. Numbers appearing in the examples and table below have been rounded for ease of analysis.

Term:	3 years
Basket Starting Level:	100
Trigger Level:	75 (75% of the Basket Starting Level)
Maximum Gain:	38.75%
Multiplier:	2

Basket Ending Level	Basket Return*	Payment at Maturity	Total Return on the Securities at Maturity

200.00	100.00%	$13.88	38.75%

190.00	90.00%	$13.88	38.75%

180.00	80.00%	$13.88	38.75%

170.00	70.00%	$13.88	38.75%

160.00	60.00%	$13.88	38.75%

150.00	50.00%	$13.88	38.75%

145.00	45.00%	$13.88	38.75%

140.00	40.00%	$13.88	38.75%

130.00	30.00%	$13.88	38.75%

119.38	19.38%	$13.88	38.75%

110.00	10.00%	$12.00	20.00%

100.00	0.00%	$10.00	0.00%

90.00	-10.00%	$10.00	0.00%

80.00	-20.00%	$10.00	0.00%

75.00	-25.00%	$10.00	0.00%

70.00	-30.00%	$7.00	-30.00%

60.00	-40.00%	$6.00	-40.00%

50.00	-50.00%	$5.00	-50.00%

40.00	-60.00%	$4.00	-60.00%

30.00	-70.00%	$3.00	-70.00%

20.00	-80.00%	$2.00	-80.00%

10.00	-90.00%	$1.00	-90.00%

0.00	-100.00%	0.00	-100.00%

* The Underlying Return excludes any cash dividend payments.

Example 1 – On the Final Valuation Date, the Equity Ending Prices of SPY and EFA are greater than the respective Equity Starting Prices while the Equity Ending Price of EEM is less than its Equity Starting Price, resulting in a Basket Return of 5.00%.

Step 1: Calculate the Basket Equity Return for each Basket Equity.

Basket Equity	Equity Starting Price	Equity Ending Price	Basket Equity Return	Basket Equity Weighting
SPY	$133.36	$152.47	14.33%	30%
EFA	$60.16	$65.57	9.00%	30%
EEM	$47.69	$45.31	-5.00%	40%

With respect to each Basket Equity, the Basket Equity Return is equal to the percentage change from the Equity Starting Price to the Equity Ending Price, calculated as follows:

Equity Ending Price – Equity Starting Price
Equity Starting Price

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 × [1 + (14.33% × 30%) + (9.00% × 30%) + (-5.00% x 40%)] = 105

 Step 3: Calculate the Basket Return.

The Basket Return is calculated as follows:

Step 4: Calculate the payment at maturity.

Because the Basket Return of 5.00% is positive and such Basket Return multiplied by 2 is less than the Maximum Gain of 38.75%, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

The payment at maturity of $11.00 per $10 principal amount Security represents a total return on the Securities of 10.00%.

Example 2 – On the Final Valuation Date, the Equity Ending Prices of all three Basket Equities are greater than the respective Equity Starting Prices, resulting in a Basket Return of 25.00%.

Step 1: Calculate the Basket Equity Return for each Basket Equity.

Basket Equity	Equity Starting Price	Equity Ending Price	Basket Equity Return	Basket Equity Weighting
SPY	$133.36	$160.92	20.67%	30%
EFA	$60.16	$81.82	36.00%	30%
EEM	$47.69	$57.23	20.00%	40%

With respect to each Basket Equity, the Basket Equity Return is equal to the percentage change from the Equity Starting Price to the Equity Ending Price, calculated as follows:

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 × [1 + (20.67% × 30%) + (36.00% × 30%) + (20.00% × 40%)] = 125

Step 4: Calculate the payment at maturity.

Because the Basket Return of 25.00% is positive and such Basket Return multiplied by 2 is greater than the Maximum Gain of 38.75%, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

The payment at maturity of $13.875 per $10 principal amount Security, which is the maximum payment on the Securities, represents a total return on the Securities equal to the Maximum Gain of 38.75%.

Example 3 – On the Final Valuation Date, the Equity Ending Price of SPY is greater than its Equity Starting Price while the Equity Ending Prices of EFA and EEM are less than the respective Equity Starting Prices, resulting in a Basket Return of -5.00%.

Step 1: Calculate the Basket Equity Return for each Basket Equity.

Basket Equity	Equity Starting Price	Equity Ending Price	Basket Equity Return	Basket Equity Weighting
SPY	$133.36	$136.03	2.00%	30%
EFA	$60.16	$52.94	-12.00%	30%
EEM	$47.69	$45.31	-5.00%	40%

With respect to each Basket Equity, the Basket Equity Return is equal to the percentage change from the Equity Starting Price to the Equity Ending Price, calculated as follows:

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 × [1 + (2.00% x 30%) + (-12.00% × 30%) + (-5.00% x 40%)] = 95

Step 3: Calculate the Basket Return.

The Basket Return is calculated as follows:

Step 4: Calculate the payment at maturity.

Because the Basket Return is negative and the Basket Ending Level is equal to or greater than the Trigger Level, the Issuer will repay the full principal amount at maturity of $10.00 per $10 principal amount Security, representing a zero return on the Securities.

Example 4 – On the Final Valuation Date, the Equity Ending Prices of all three Basket Equities are less than the respective Equity Starting Prices, resulting in a Basket Return of -40.00%.

Step 1: Calculate the Basket Equity Return for each Basket Equity.

Basket Equity	Equity Starting Price	Equity Ending Price	Basket Equity Return	Basket Equity Weighting
SPY	$133.36	$66.88	-50.00%	30%
EFA	$60.16	$42.11	-30.00%	30%
EEM	$47.69	$28.61	-40.00%	40%

With respect to each Basket Equity, the Basket Equity Return is equal to the percentage change from the Equity Starting Price to the Equity Ending Price, calculated as follows:

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level is calculated as follows:

100 × [1 + (-50.00% × 30%) + (-30.00% × 30%) + (-40.00% × 40%)] = 60

Step 3: Calculate the Basket Return.

The Basket Return is calculated as follows:

Step 4: Calculate the payment at maturity.

Because the Basket Return is negative and the Basket Ending Level is less than the Trigger Level, the Issuer will pay a payment at maturity calculated as follows per $10 principal amount Security:

The payment at maturity of $6.00 per $10 principal amount Security represents a total loss on the Securities of -40.00%.

If the Basket Ending Level is below the Trigger Level, at maturity the Issuer will pay less than the full principal amount, if anything, resulting in a loss to investors that is proportionate to the full depreciation of the Underlying Basket from the Trade Date to the Final Valuation Date.

What are the tax consequences of the Securities?

Some of the tax consequences of your investment in the Securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Securities in the initial issuance of the Securities).

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described below. This opinion assumes that the description of the terms of the Securities in this pricing supplement is materially correct.

The United States federal income tax consequences of your investment in the Securities are uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described below. Pursuant to the terms of the Securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled executory contract with respect to the Underlying Basket. Subject to the discussion of Section 1260 below, if your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year.

Although not entirely clear, it is possible that the purchase and ownership of the Securities could be treated as a “constructive ownership transaction” with respect to the Basket Equities that is subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your Securities that is attributable to the appreciation of the shares of the Basket Equities over the term of the Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the actual number of shares of each Basket Equity referenced by your Securities on the date that you purchased the Securities and sold those shares on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). Because the maturity payment under the Securities will only reflect the appreciation or depreciation in the value of the shares of the Basket Equities and will not be determined by reference to any short-term capital gains or ordinary income, if any, that is recognized by holders of shares of the Basket Equities, we believe that it is more likely than not that the Excess Gain Amount will be equal to zero, and that the application of the constructive ownership rules will accordingly not have any adverse effects to you. However, it is possible that the Excess Gain Amount could be greater than zero if the Internal Revenue Service successfully asserts that, with respect to each Basket Equity, the number of Basket Equity shares used to determine the Excess Gain Amount should be calculated by dividing the amount you paid for your Securities (times the relevant weight) by the Basket Equity share price on the date you acquired your Securities, as opposed to making such determination based on the actual number of Basket Equity shares that, after taking into account the Multiplier, are effectively referenced in determining the actual return on your Securities. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Securities, possibly with retroactive effect.

For a further discussion of the tax treatment of your Securities as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities. For additional, important considerations related to tax risks associated with investing in the Securities, you should also examine the discussion in “Key Risks—Taxes”, in this pricing supplement.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it issues the form on which to report the relevant information. However, once the Internal Revenue Service issues the form, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such form. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Basket or the Basket Equities. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the Securities in light of your particular circumstances.

t	You Risk Losing Some or All of Your Principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily repay the full principal amount of the Securities. The Issuer will only pay you the principal amount of your Securities if the Basket Ending Level is greater than or equal to the Trigger Level and will only make such payment at maturity. If the Basket Ending Level is below the Trigger Level, meaning the Basket Return is less than -25%, you will be exposed to the full negative Basket Return and the Issuer will pay you less than the full principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the depreciation of the Underlying Basket from the Trade Date to the Final Valuation Date. Accordingly, if the Basket Ending Level has declined by more than 25% from the Basket Starting Level over the term of the Securities, you risk losing 100% of your principal.

t	Contingent Repayment of Principal Applies Only If You Hold the Securities to Maturity — Barclays Bank PLC will pay you at least the principal amount of your Securities under the certain limited circumstances described in this pricing supplement only if you hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the level of the Underlying Basket is above the Trigger Level. You should be willing to hold your Securities to maturity. Contingent repayment of principal at maturity is subject to the creditworthiness of Barclays Bank PLC and is not, either directly or indirectly, an obligation of any third party.

t	The Multiplier Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Multiplier or the Securities themselves, and the return you realize may be less than the Underlying Basket’s return even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Multiplier and earn the potential Maximum Gain from the Issuer only if you hold your Securities to maturity.

t	Your Maximum Return on the Securities Is Limited to the Maximum Gain — If the Basket Ending Level is greater than the Basket Starting Level, for each $10 principal amount of Securities, the Issuer will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Basket, which may be significant. We refer to this percentage as the Maximum Gain, which is equal to 38.75%. Therefore, you will not benefit from any positive Basket Return in excess of an amount that, when multiplied by the Multiplier, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Basket Equities.

t	Credit of Issuer — The Securities are unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any contingent repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

t	Changes in Closing Prices of the Basket Equities May Offset Each Other — The Securities are linked to a weighted basket comprised of the Basket Equities. Where the Equity Ending Price of one of the Basket Equities increases relative to its Equity Starting Price, the Equity Ending Price of another Basket Equity may not increase by the same amount or may even decline. Therefore, in calculating the Basket Ending Level, increases in the price of one of the Basket Equities may be moderated, or offset, by lesser increases or declines in the price of another Basket Equity. This effect is further amplified by the differing weights of the Basket Equities. The most heavily weighted Basket Equity, EEM, will have a larger impact on the Basket Return than either SPY or EFA, which have lesser weightings.

t	Owning the Securities is Not the Same as Owning the Basket Equities — The return on your Securities may not reflect the return you would realize if you actually owned the Basket Equities or the component stocks of the Basket Equities. As a holder of the Securities, you will not receive interest payments, and you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Equities may have.

t	No Interest Payments — The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is limited to the performance of the Underlying Basket from the Trade Date to the Final Valuation Date.

t	Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity — While the payment at maturity for the offered Securities described in this pricing supplement is based on the full principal amount of the Securities, the original issue price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price, if any, at which Barclays Bank PLC or its affiliates will be willing to purchase the Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity.

t	Dealer Incentives — We, our affiliates and agents act in various capacities with respect to the Securities. We and other of our affiliates may act as a principal, agent or dealer in connection with the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation of $0.25 per Security to the principals, agents and dealers in connection with the distribution of the Securities.

t	Limited Liquidity — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

t	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, Barclays Bank PLC has an ownership interest in BFA, which serves as an investment advisor to the EFA and EEM funds. BFA, in its role as investment advisor, could affect the value of EFA and EEM, which in turn could affect the value of the Securities. Please see the sections “iShares® MSCI EAFE Index Fund” and “iShares® MSCI Emerging Markets Index Fund” in this pricing supplement.

t	Taxes — The U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service could assert that the Securities should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities even though you will not receive any payments with respect to the Securities until maturity and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Securities.

t	Potentially Inconsistent Research, Opinions or Recommendations by Barclays, UBS Financial Services Inc. or Their Respective Affiliates — Barclays, UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays, UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Basket.

t	Potential Barclays Bank PLC Impact on Price — Trading or transactions by Barclays Bank PLC or its affiliates in the shares of the Basket Equities or in futures, options, or other derivative products on the shares of the Basket Equities may adversely affect the prices of the Basket Equities and, therefore, the market value of the Securities.

t	Certain Features of Exchange-Traded Funds Will Impact the Value of the Securities — The performance of the Basket Equities will not fully replicate the performance of the S&P® 500 Index, MSCI EAFE® Index or MSCI Emerging Markets IndexSM (each, an “Underlying Index” and together, the “Underlying Indices”), and each Basket Equity may hold securities not included in the applicable Underlying Index. The value of the Basket Equities to which your Securities are linked are subject to:
t
	t	Management risk. This is the risk that the investment strategy for the Basket Equities, the implementation of which is subject to a number of constraints, may not produce the intended results.

	t	Derivatives risk. The Basket Equities may invest in stock index futures contracts and other derivatives. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the Basket Equities’ losses, and, as a consequence, the losses of your Securities, may be greater than if the Basket Equities invested only in conventional securities.

t	The Basket Equities May Underperform the Underlying Indices — The performance of the Basket Equities may not replicate the performance of, and may underperform, the Underlying Indices. Unlike the applicable Underlying Index, each Basket Equity will reflect transaction costs and fees that will reduce its relative performance. Moreover, it is also possible that a Basket Equity may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the applicable Underlying Index; for example, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the Basket Equity, differences in trading hours between the Basket Equity and the Underlying Index or due to other circumstances. Because the payment due at maturity of your Securities is linked to the performance of the Basket Equities and not the Underlying Indices, the return on your Securities may be less than that of an alternative investment linked directly to the Underlying Indices.

t	Exposure to Fluctuations in Foreign Exchange Rates — The value of the Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the component stocks of the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund are denominated. Therefore, if the applicable currencies depreciate relative to the U.S. dollar over the term of the Securities, you may lose money even if the local currency value of the component stocks of the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund goes up.

t	Risks Associated with Emerging Markets — An investment in the Securities linked to iShares® MSCI Emerging Markets Index Fund will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid institutional change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

t	Non-U.S. Securities Markets Risks — The stocks included in the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund are issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the financial products linked to the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund, which may have an adverse effect on the Securities. Also, the public availability of information concerning the issuers of stocks included in the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund will vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the issuers of the stocks included in the iShares® MSCI EAFE Index Fund and iShares® MSCI Emerging Markets Index Fund may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

t	The Payment at Maturity on Your Securities is Not Based on the Prices of the Basket Equities at Any Time Other than the Final Valuation Date — The Equity Ending Price of each Basket Equity and the Basket Return will be based solely on the closing prices of the Basket Equities on the Final Valuation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the price of one or more of the Basket Equities drops precipitously on the Final Valuation Date, the payment at maturity on your Securities, if any, that the Issuer pays you for your Securities may be significantly less than it would otherwise have been had the payment at maturity been linked to the prices of the Basket Equities at a time prior to such drop. Although the prices of one or more of the Basket Equities on the maturity date or at other times during the life of your Securities may be higher than the closing prices on the Final Valuation Date, you will not benefit from the prices of the Basket Equities at any time other than the Final Valuation Date.

t	Many Economic and Market Factors Will Affect the Value of the Securities — In addition to the price of the Basket Equities on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:
t
	t	the expected volatility of the Basket Equities, the Underlying Indices and the component stocks of the Underlying Indices;

	t	the time to maturity of the Securities;

	t	the market prices and dividend rates of the Basket Equities and the component stocks of the Underlying Indices;

	t	interest and yield rates in the market generally;

	t	a variety of economic, financial, political, regulatory or judicial events;

	t	the exchange rate and the volatility of the exchange rate between the U.S. dollar and currencies in which the stocks underlying the Basket Equities are denominated;

	t	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Information about the Underlying Basket

Included in the following pages is a brief description of the Basket Equities comprising the Underlying Basket. This information has been obtained from publicly available sources. We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information”. Companies with securities registered under the Securities Act of 1933, as amended, which is commonly referred to as the “Securities Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information filed by the issuers of the Basket Equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuers of the Basket Equities can be located by reference to the SEC file numbers provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The summary information below regarding the Basket Equities comes from the issuers’ SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Basket Equities with the SEC. You are urged to refer to the SEC filings made by the issuers and to other publicly available information (such as the issuers’ annual report) to obtain an understanding of the issuers’ business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this pricing supplement.

Your payment at maturity is based on the performance of the Underlying Basket, which is comprised of each of the three Basket Equities. Therefore, the appreciation of one or more of the Basket Equities may be offset by a lesser appreciation, or a decline, of any of the other Basket Equities at maturity. Further, the 40% weighting for EEM means that the performance of EEM will have a greater impact on the Basket Ending Level, and therefore on the value of your Securities, than the performance of either of EFA or SPY.

SPDR® S&P 500® ETF Trust

We have derived all information contained in this pricing supplement regarding the SPDR® S&P 500® ETF Trust (“SPY”), including, without limitation, its make-up, method of calculation and changes in its components, from the prospectus for the SPDR® S&P 500® ETF Trust dated January 26, 2011 issued by the SPDR® S&P 500® ETF Trust. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of SPY.

SPY is a unit investment trust that issues units (referred to in this pricing supplement as “shares”) that represent an undivided ownership interest in a portfolio of all of the common stocks of the S&P 500® Index (the “Underlying Index”). Units of SPY are listed and trade at market prices on the NYSE Arca, Inc. SPY intends to provide investment results that, before expenses, generally correspond to the price and yield performance of the Underlying Index.

The S&P 500® Index is composed of five hundred (500) selected stocks, all of which are listed on national stock exchanges and spans over 24 separate industry groups. As of December 31, 2010, the five largest industry groups comprising the S&P 500® Index were: Energy 8.13%; Capital Goods 7.65%; Utilities 7.06%; Retailing 6.16%; and Insurance 6.01%. Since 1968, the S&P 500® Index has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy. Current information regarding the market value of the S&P 500® Index is available from market information services. The S&P 500® Index is determined, comprised and calculated without regard to SPY.

Information provided to or filed with the SEC by SPY can be located by reference to SEC file numbers 033-46080 and 811-06125.

Historical Information for the SPDR® S&P 500® ETF Trust

The following graph sets forth the historical performance of the SPDR® S&P 500® ETF Trust based on the daily closing price from August 27, 2003 through July 26, 2011. The closing price of the SPDR® S&P 500® ETF Trust on July 26, 2011 was $133.36.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of the Basket Equity based on the daily closing price of the Basket Equity. We obtained the Basket Equity closing prices above from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the Basket Equity is not an indication of future performance. Future performance of the Basket Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Basket Equity will result in the return of any of your initial investment.

iShares® MSCI EAFE Index Fund

We have derived all information contained in this pricing supplement regarding iShares® MSCI EAFE Index Fund (“EFA”), including, without limitation, its make-up, method of calculation and changes in its components, from the prospectus for the iShares® MSCI EAFE Index Fund dated December 1, 2010 issued by iShares Trust (the “Trust”). Such information reflects the policies of, and is subject to change by, the Trust and BlackRock Fund Advisors (“BFA”), the investment adviser to EFA. EFA is an exchange-traded fund. Shares of EFA are listed and trade at market prices on NYSE Arca, Inc. EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index (the “Underlying Index”).

EFA generally invests at least 90% of assets in the securities of the Underlying Index and in depositary receipts representing securities of the Underlying Index. EFA may invest the remainder of its assets in other securities, including securities not in the Underlying Index, but which BFA believes will help EFA track the Underlying Index, futures contracts, options on futures contracts, other types of options and swaps related to its Underlying Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

The Underlying Index has been developed by MSCI Inc. as an equity benchmark for its international stock performance. The Underlying Index includes stocks from Europe, Australasia and the Far East and as of September 30, 2010, consisted of the following 22 developed market country indexes: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

Information provided to or filed with the SEC by the Trust in respect of EFA can be located by reference to SEC file number 333-92935 and 811-09729.

BFA, in which Barclays Bank PLC has an ownership interest, serves as an investment adviser to EFA and other iShares® exchange traded funds. As investment advisor, BFA provides an investment strategy for EFA and other iShares® exchange traded funds and manages the investment of the assets of EFA and other iShares® exchange traded funds. BFA has discretion in a number of circumstances to make judgments and take actions in connection with the implementation of its investment strategy, and any such judgments or actions may adversely affect the value of EFA, and consequently, the value of the Securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Securities.

Historical Information for the iShares® MSCI EAFE Index Fund

The following graph sets forth the historical performance of the iShares® MSCI EAFE Index Fund based on the daily closing price from August 27, 2003 through July 26, 2011. The closing price of the iShares® MSCI EAFE Index Fund on July 26, 2011 was $60.16.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of the Basket Equity based on the daily closing price of the Basket Equity. We obtained the Basket Equity closing prices above from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the Basket Equity is not an indication of future performance. Future performance of the Basket Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Basket Equity will result in the return of any of your initial investment.

iShares® MSCI Emerging Markets Index Fund

We have derived all information contained in this pricing supplement regarding the iShares® MSCI Emerging Markets Index Fund (“EEM”), including, without limitation, its make-up, method of calculation and changes in its components, from the prospectus for the iShares® MSCI Emerging Markets Index Fund dated January 1, 2011 issued by iShares, Inc. (the “Trust”). Such information reflects the policies of, and is subject to change by, the Trust and BlackRock Fund Advisors (“BFA”), the investment adviser to EEM. EEM is an exchange-traded fund. Shares of EEM are listed and trade at market prices on the NYSE Arca, Inc. EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM (the “Underlying Index”).

EEM generally invests at least 90% of assets in the securities of its Underlying Index and in depositary receipts representing securities in its Underlying Index. EEM may invest the remainder of its assets in other securities, including securities not in the Underlying Index, but which BFA believes will help EEM track the Underlying Index, futures contracts, options on futures contracts, other types of options and swaps related to its Underlying Index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

The Underlying Index is designed to measure equity market performance in the global emerging markets. As of September 30, 2010, the Underlying Index consisted of the following 21 emerging market indexes: Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, the Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. As of September 30, 2010, the Underlying Index’s three largest sectors were financials, energy and materials.

BFA, in which Barclays Bank PLC has an ownership interest, serves as an investment adviser to EEM and other iShares® exchange traded funds. As investment advisor, BFA provides an investment strategy for EEM and other iShares® exchange traded funds and manages the investment of the assets of EEM and other iShares® exchange traded funds. BFA has discretion in a number of circumstances to make judgments and take actions in connection with the implementation of its investment strategy, and any such judgments or actions may adversely affect the value of EEM, and consequently, the value of the Securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Securities.

Information provided to or filed with the SEC by EEM can be located by reference to SEC file number 033-97598 and 811-09102.

Historical Information for the iShares® MSCI Emerging Markets Index Fund

The following graph sets forth the historical performance of the iShares® MSCI Emerging Markets Index Fund based on the daily closing price from August 27, 2003 through July 26, 2011. The closing price of the iShares® MSCI Emerging Markets Index Fund on July 26, 2011 was $47.69.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

The graph set forth above shows the historical performance of the Basket Equity based on the daily closing price of the Basket Equity. We obtained the Basket Equity closing prices above from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. Historical performance of the Basket Equity is not an indication of future performance. Future performance of the Basket Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Basket Equity will result in the return of any of your initial investment.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents have agreed to purchase, all of the Securities at the price indicated on the cover of this pricing supplement, the document that has been filed pursuant to Rule 424(b)(2) and contains the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement that is available in connection with the sale of the Securities.